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                                                                     Exhibit 5.1



                                  July 9, 2004



Arbor Realty Trust, Inc.
333 Earle Ovington Boulevard
Suite 900
Uniondale, New York 11553

          Re: Arbor Realty Trust, Inc.
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Ladies and Gentlemen:

     We have served as special Maryland counsel to Arbor Realty Trust, Inc., a Maryland corporation (the "Company"), in connection with certain matters of Maryland law relating to the registration by the Company of up to 9,594,498 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), of the Company consisting of up to (a) 7,991,665 Shares (the "Unit Shares") issued as part of the Units (as defined below) and (b) 1,602,833 Shares (the "Warrant Shares") issuable upon exercise of the Warrants (as defined below), each covered by the Registration Statement on Form S-11 ( Registration No. 333-116223) (the "Registration Statement") filed with the United States Securities and Exchange Commission (the "Commission") by the Company under the Securities Act of 1933, as amended (the "1933 Act"). The Unit Shares and Warrants were issued on July 1, 2003 as part of 1,610,000 Units issued by the Company, each Unit consisting of five Unit Shares and a warrant to purchase a Warrant Share at an initial exercise price of $15 per Warrant Share (each, a "Warrant"), pursuant to (a) the Purchase/Placement Agreement, dated as of June 26, 2003 (the "Purchase Agreement"), by and among the Company, Arbor Commercial Mortgage, LLC, a New York limited liability company, Arbor Realty Limited Partnership, a Delaware limited partnership, and JMP Securities LLC ("JMP"), as initial purchaser of 1,327,989 of the Units and the placement agent for 282,011 of the Units, and (b) the Subscription Agreements, each accepted by the Company as of July 1, 2003 (the "Subscription Agreements"), each between an individual subscriber of a certain number of the 282,011 Units and the Company.

     In connection with our representation of the Company, and as a basis for the opinions hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

     1. The Registration Statement and the related form of prospectus included therein in the form in which it was filed with the Commission under the 1933 Act;

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     2.  The charter of the Company (the "Charter"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the
"SDAT");

     3. The Bylaws of the Company, certified as of the date hereof by an officer of the Company;

     4. Resolutions (the "Resolutions") adopted by the Board of Directors of the Company and a duly authorized committee thereof, relating to the issuance and sale of the Shares, certified as of the date hereof by an officer of the Company;

     5. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

     6. A certificate executed by an officer of the Company, dated as of the date hereof;

     7. The Purchase Agreement, certified as of the date hereof by an officer of the Company;

     8. The Subscription Agreements, each certified as of the date hereof by an officer of the Company;

     9. The Warrant Agreement, dated as of July 1, 2003 (the "Warrant Agreement"), between the Company and American Stock Transfer & Trust Company, as warrant agent, certified as of the date hereof by an officer of the Company;

     10. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

     In expressing the opinion set forth below, we have assumed the following:

     1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

     2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

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     3.  Each of the parties (other than the Company) executing any of the
Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and the obligations of such party set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

     4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

     5. The Unit Shares have not been, and the Warrant Shares will not be, issued in violation of the restrictions on transfer and ownership contained in
Article VII of the Charter.

         Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

         1. The Company has been duly incorporated and is validly existing under the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland.

         2. The Unit Shares have been duly authorized and are validly issued, fully paid and non-assessable.

         3. The Warrant Shares have been duly authorized and, when issued and delivered by the Company upon exercise of the Warrants in accordance with the terms thereof, pursuant to the Charter, the Resolutions, the Purchase Agreement, the Subscription Agreements and the Warrant Agreement, will be validly issued, fully paid and non-assessable.

         The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion in connection with the securities (or "blue sky") laws or the real estate syndication laws of the State of Maryland or as to federal or state laws regarding fraudulent transfers. We note that the Purchase Agreement and the Warrant Agreement each provide that it shall be governed by the laws of the State of New York. To the extent that any matter as to which our opinion is

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July 9, 2004
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expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

         We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

         This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                                                        Very truly yours,


                                                        /s/ Venable LLP